Exhibit 99.3

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Parkway Acquisition Corp.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., EDT, on June 14, 2018.

Vote by Internet

- Go to **www.investorvote.com/PKKW**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each of the director nominees listed below and FOR Proposals 1, 3 and 4.

	For	Against	Abstain
1. To approve the agreement and plan of merger, dated as of March 1, 2018, by and among Parkway Acquisition Corp. ("Parkway"), Skyline National Bank ("Skyline") and Great State Bank, pursuant to which Great State Bank will merge with and into Skyline, as more fully described in the accompanying joint proxy statement/prospectus.	☐	☐	☐

2. To elect thirteen directors to serve for terms of one year each expiring at the 2019 annual meeting of shareholders:

	For	Withhold		For	Withhold		For	Withhold
01 - Thomas M. Jackson, Jr	☐	☐	02 - James W. Shortt	☐	☐	03 - Jacky K. Anderson	☐	☐
04 - Dr. J. Howard Conduff, Jr.	☐	☐	05 - Bryan L. Edwards	☐	☐	06 - J. Allan Funk	☐	☐
07 - T. Mauyer Gallimore	☐	☐	08 - R. Devereux Jarratt	☐	☐	09 - Theresa S. Lazo	☐	☐
10 - Carl J. Richardson	☐	☐	11 - Melissa G. Rotenberry	☐	☐	12 - John Michael Turman	☐	☐
13 - J. David Vaughan	☐	☐						

	For	Against	Abstain
3. To ratify the appointment of Elliott Davis, PLLC as Parkway's independent registered public accounting firm for fiscal year ending December 31, 2018.	☐	☐	☐
4. To adjourn the annual meeting to a later date or dates, if necessary to solicit additional proxies to approve Proposal 1.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — PARKWAY ACQUISITION CORP. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS JUNE 14, 2018 The undersigned, having received the Notice of the Annual Meeting of Shareholders and Joint Proxy Statement/Prospectus delivered therewith, hereby appoints Thomas M. Jackson, Jr. and James W. Shortt, jointly and severally, as proxies, each with full power to act alone, and each with full power of substitution, to represent the undersigned and to vote, as designated on the reverse side and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock of Parkway Acquisition Corp. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at the Skyline National Bank Conference Center, 101 Jacksonville Circle, Floyd Virginia, on June 14, 2018 at 3:00 p.m., or at any adjournments thereof: This proxy, when properly executed, will be voted in the manner directed herein by the Shareholder. If no direction is given, this proxy will be voted for all nominees in Proposal 2 and for Proposals 1, 3 and 4. In their discretion, the proxies are authorized to vote on such other matters that may properly come before the Annual Meeting or any adjournment thereof.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
C Non-Voting Items Change of Address — Please print your new address below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.